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                                                                     EXHIBIT 2.0

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION


                             PLAN OF REORGANIZATION


                    FROM MUTUAL SAVINGS AND LOAN ASSOCIATION


                            TO MUTUAL HOLDING COMPANY


                               AND STOCK ISSUANCE


                      As Amended by the Board of Directors


                                February 11, 2002

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                                TABLE OF CONTENTS

1.   Introduction ...........................................................................................      1

2.   Definitions ............................................................................................      1

3.   Business Purposes for the Reorganization ...............................................................      7

4.   Certain Effects of the Reorganization ..................................................................      8
     A.   Organization of the Holding Companies and the Savings Association .................................      8
     B.   Effect on Deposit Accounts and Borrowings .........................................................      9
     C.   The Savings Association ...........................................................................     10
     D.   The Holding Company ...............................................................................     10
     E.   The Mutual Holding Company ........................................................................     10

5.   Conditions to Implementation of the Reorganization .....................................................     11

6.   Special Meeting of Members .............................................................................     12

7.   Charter and Bylaws .....................................................................................     12

8.   Rights of Owners of the MHC ............................................................................     12

9.   Conversion of MHC to Stock Form ........................................................................     13

10.  Timing of the Reorganization and Sale of Capital Stock .................................................     14

11.  Number of Shares to be Offered .........................................................................     14

12.  Independent Valuation and Purchase Price of Shares .....................................................     14

13.  Stock Offering .........................................................................................     15

     A.   Subscription Offering .............................................................................     15
          1.    First Priority: Subscription Rights of Eligible Account Holders .............................     15
          2.    Second Priority: Subscription Rights of Tax-Qualified Employee Stock Benefit Plans ..........     16
          3.    Third Priority: Subscription Rights of Supplemental Eligible Account Holders ................     16
          4.    Fourth Priority: Subscription Rights of Other Members .......................................     17

     B.   Community Offering ................................................................................     18

14.  Syndicated Community Offering ..........................................................................     19

15.  Limitation on Purchases ................................................................................     20

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
16.  Purchases of Stock by Management Persons After the Stock Offering.......................................     21

17.  Payment for Stock ......................................................................................     22

18.  Manner of Exercising Subscription Rights Through Order Forms............................................     23

19.  Undelivered, Defective or Late Order Form; Insufficient Payment.........................................     24

20.  Completion of the Stock Offering........................................................................     25

21.  Market for Common Stock.................................................................................     25

22.  Resales of Stock by Management Persons..................................................................     25

23.  Restrictions on Acquisition of the Savings Association and Holding Company..............................     25

24.  Restriction on Financing Stock Purchases................................................................     26

25.  Stock Certificates......................................................................................     26

26.  Stock Benefit Plans.....................................................................................     27

27.  Post-Reorganization Filing and Market Making............................................................     27

28.  Payment of Dividends and Repurchase of Stock............................................................     27

29.  Reorganization and Stock Offering Expenses..............................................................     28

30.  Employment Agreements...................................................................................     28

31.  Interpretation..........................................................................................     28

32.  Amendment or Termination of the Plan....................................................................     28

33.  Severability............................................................................................     29

34.  Miscellaneous ..........................................................................................     29

Exhibit A    Charter and Bylaws of Enfield Federal Savings and Loan Association

Exhibit B    Charter and Bylaws of New England Bancshares, Inc.

Exhibit C    Charter and Bylaws of Enfield Mutual Holding Company


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1.   Introduction

     The Board of Directors of Enfield Federal Savings and Loan Association (the "Savings Association") has adopted this Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance (the "Plan") under which the Savings Association proposes to reorganize from a federally chartered mutual savings and loan association into a mutual holding company under the laws of the United States of America and the regulations of the Office of Thrift Supervision ("OTS"). As part of the Reorganization and the Plan, the Savings Association will convert to a federal mutual holding company to be known as Enfield Mutual Holding Company (the "MHC"), and will establish New England Bancshares, Inc. (the "Holding Company") as a federal corporation and will also establish a federal stock savings association, which will retain the name Enfield Federal Savings and Loan Association (the "Stock Savings Association"). The Holding Company will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence, and the Stock Savings Association will be a wholly owned subsidiary of the Holding Company. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering on a priority basis to qualifying depositors and the Tax-Qualified Employee Stock Benefit Plans of the Savings Association, with any remaining shares offered to the public in a Community Offering.

2.   Definitions

     As used in this Plan, the terms set forth below have the following meanings:

     Actual Subscription Price: The per share price at which the Common Stock is ultimately sold in accordance with the terms hereof.

     Acting in Concert: The term "Acting in Concert" shall mean (A) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (B) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another Person or company ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Savings Association or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies. Directors of the Holding Company, the Savings Association, and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

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     Affiliate: A Person who directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the Person specified.

     Associate: The term "Associate," when used to indicate a relationship with any Person, means:

     (A) any corporation or organization (other than the MHC, the Holding Company, the Savings Association or any majority-owned subsidiary thereof) of which such Person is an Officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the corporation or organization;

     (B) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (exclusive of any tax-qualified employee stock benefit plan);

     (C) any person who is related by blood or marriage to such Person, and (i) lives in the same home as such Person; or (ii) is a Director or senior Officer of the Savings Association or any affiliate thereof; and

     (D) any Person Acting in Concert with any of the Persons or entities specified in clauses (A) through (C) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate of any director or Officer of the MHC, the Holding Company or the Savings Association, to the extent provided in the Plan. When used to refer to a Person other than a director or Officer of the Savings Association, the MHC or the Holding Company, the Savings Association in its sole discretion may determine the Persons that are Associates of other Persons. Directors of the Holding Company, the MHC and the Savings Association shall not be deemed to be Associates solely as a result of their membership on such board or boards.

     Bylaws: The Savings Association's bylaws.

     Capital Stock: Any and all authorized stock of the Stock Savings
Association.

     Charter: The Savings Association's federal mutual savings and loan association charter.

     Common Stock: All of the shares of common stock, par value $0.01 per share, offered and issued by the Holding Company in the Reorganization pursuant to the Plan. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

     Community: Hartford County, Connecticut.

     Community Offering: Offering for sale to certain residents of the Community and thereafter members of the general public directly by the Holding Company, of any shares of Common Stock not subscribed for in the Subscription Offering.

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     Control: The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities of such Person, through the ownership of voting securities of any company that possesses such power, or otherwise. Control includes the terms "controlling," "controlled by" and "under common control with."

     Deposit Account(s): The term "Deposit Account" means all types of deposit accounts offered by the Savings Association including, but not limited to, NOW account deposits, certificates of deposit, demand deposits, money market deposits and deposits made pursuant to IRA/Keogh Plans. It does not include repurchase agreements or certain escrow accounts.

     Eligible Account Holder: Any Person who had a Qualifying Deposit at the Savings Association on the Eligibility Record Date.

     Effective Date: The date upon which all necessary approvals have been obtained to consummate the Reorganization, and the transfer of assets and liabilities of the Savings Association to the Stock Savings Association is completed.

     Eligibility Record Date: October 31, 2000.

     Employee: A person who is an employee of the Savings Association at the date of the Reorganization.

     ESOP: The Stock Savings Association's employee stock ownership plan.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     HOLA: The Home Owners' Loan Act of 1933, as amended.

     Holding Company: The federal corporation which will own 100% of the capital stock of the Savings Association and which will issue and sell its Common Stock pursuant to this Plan.

     Independent Appraiser: The appraiser retained by the Savings Association to prepare an appraisal of the pro forma market value of the Savings Association and the Holding Company. Such appraiser shall be experienced and expert in the area of corporate appraisal and acceptable to the OTS.

     Independent Valuation: The estimated consolidated pro forma market value of the Savings Association and the Holding Company as prepared by the Independent Appraiser.

     IRS: Internal Revenue Service.

     Management Person: Any Officer or director of the Savings Association.

     Marketing Agent: The broker-dealer responsible for organizing and managing the Stock Offering and sale of the Common Stock.

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     Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (A) regularly publishes bona fide competitive bid and offer quotations on request and (B) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     Members: Any depositor or borrower that is entitled under the Charter of the Savings Association to vote on matters affecting the Savings Association, and any depositor or borrower that is entitled under the charter of the MHC to vote on matters affecting the MHC.

     MHC: The Mutual Holding Company resulting from the Reorganization.

     Minority Stock Offering: One or more offerings of less than 50% in the aggregate of the outstanding Common Stock of the Holding Company to persons other than the MHC.

     Minority Stockholder: Any owner of the Holding Company's Common Stock, other than the MHC.

     Non-Tax-Qualified Employee Stock Benefit Plan: Any stock option, bonus stock, or restricted stock plan or other employee benefit plan that is not a "Tax-Qualified Employee Stock Benefit Plan" and that is maintained by the Holding Company or the Stock Savings Association for the benefit of officers, employees, or directors of the Holding Company, the Stock Savings Association, or any Affiliate of either of them and that, by its terms, is authorized or required to purchase Common Stock.

     Non-Voting Stock: Non-Voting Stock means any Capital Stock other than Voting Stock.

     Notice: The Notice of Mutual Holding Company Reorganization to be submitted by the Savings Association to the OTS to notify the OTS of the Reorganization and the Stock Offering.

     Officer: An executive officer of the Savings Association, which includes the Chairman of the Board, Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions or who otherwise have a policy-making function, Secretary, Treasurer and any other person performing similar functions.

     Order Form: The form provided by the Savings Association that subscribers must use to order Common Stock in the Subscription Offering and Community Offering.

     Other Member: Any person who is a Member of the Savings Association at the close of business on the Voting Record Date who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

     OTS: The Office of Thrift Supervision and any successor thereto.

     Participants: Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members.

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     Person: A natural person, corporation, partnership, bank, trust (including trusts or custodial arrangements under an Individual Retirement Account or qualified retirement plan), unincorporated organization, joint-stock company, government or political subdivision thereof, or any other entity.

     Plan: This Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance.

     Preferred Stock: Preferred stock issuable by the Stock Savings Association pursuant to its stock charter.

     Proposed Regulations: The notice of proposed rule making published by the OTS, at 65 Federal Register 43,092 (July 12, 2000), titled "Mutual Savings Associations, Mutual Holding Company Reorganizations and Conversions From Mutual to Stock Form" and any amendments or revisions to such proposed rule which may be adopted in final form.

     Prospectus: The Prospectus to be used in offering the Common Stock in the Subscription Offering, the Community Offering and any Syndicated Community Offering or public offering.

     Proxy Statement: The document to be used to solicit proxies from Members to vote at the Special Meeting.

     Qualifying Deposit Account: Deposit Accounts of $50 or more.

     Regulations: The regulations of the OTS regarding mutual holding companies.

     Reorganization: The reorganization of the Savings Association into the MHC and the organization of the Holding Company as a subsidiary of the MHC and the Stock Savings Association as a subsidiary of the Holding Company pursuant to this Plan.

     Reorganization Notice: A notice of proposed MHC reorganization that is in the OTS form and contains the information required by the OTS.

     Resident: Any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Savings Association may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Savings Association.

     SAIF: The Savings Association Insurance Fund, which is administered by the FDIC.

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     SEC: The United States Securities and Exchange Commission.

     Special Meeting: The Special Meeting of Members called for the purpose of voting on the Plan.

     Stock Benefit Plan: Any Tax-Qualified Employee Stock Benefit Plan or any Non-Tax-Qualified Employee Stock Benefit Plan.

     Stock Offering: The offering of Common Stock of the Holding Company to Persons other than the MHC, on a priority basis as set forth in Sections 13 and 14 of the Plan subject to the other provisions of the Plan, including without limitation the limitations on purchases of Common Stock set forth in Sections 15, 16 and 23 hereof.

     Stock Savings Association: The newly organized federally chartered stock Savings Association subsidiary of the Holding Company resulting from the Reorganization.

     Subscription Offering: The offering of Common Stock of the Holding Company to Participants.

     Subsidiary: Any company that is owned or controlled directly or indirectly by a person, including any service corporation owned in whole or in part by a savings association or bank, or a subsidiary of such service corporation.

     Supplemental Eligible Account Holder: Any person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Stock Benefit Plan, or an Officer or director of the Savings Association.

     Supplemental Eligibility Record Date: The supplemental record date for determining who qualifies as a Supplemental Eligible Account Holder. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the OTS's approval of the Reorganization.

     Syndicated Community Offering: The offering of Common Stock at the discretion of the Board of Directors following or contemporaneously with the Stock Offering through a syndicate of broker-dealers only to the extent shares remain available for purchase after filling all orders in the Stock Offering. Any Syndicated Community Offering shall be conducted in accordance with this Plan and other standards established by the Board of Directors of the Savings Association and the Holding Company consistent with OTS regulations.

     Tax-Qualified Employee Stock Benefit Plan: Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan that is maintained by the Holding Company or the Stock Savings Association for the benefit of the Officers or employees of the Holding Company or the Stock Savings Association, or any Affiliate of either; that by its terms is authorized or required to purchase Common Stock; and that, with its related trusts, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Stock Savings Association may make scheduled discretionary contributions to

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a tax-qualified employee stock benefit plan, provided such contributions do not cause the Stock Savings Association to fail to meet its regulatory capital requirements.

     Voting Members: Those Members of the Savings Association pursuant to its Charter and Bylaws as of the Voting Record Date.

     Voting Record Date: The date established by the Board of Directors of the Savings Association in accordance with OTS regulations for determining which Members are entitled to vote at the Special Meeting.

     Voting Stock: Voting Stock means Common Stock or Preferred Stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

          (A) to vote for or to select directors of the Savings Association or Holding Company; and

          (B) to vote on or to direct the conduct of the operations or other significant policies of the Savings Association or Holding Company.

3.   Business Purposes for the Reorganization

     The Savings Association has several business purposes for effecting the proposed Reorganization. The Reorganization will structure the Savings Association in stock form, which is used by commercial banks, most major business corporations and an increasing number of savings banks and savings associations. Formation of the Stock Savings Association, as a capital stock savings association, and the Holding Company as subsidiaries of the MHC will permit the Holding Company to issue Common Stock, which is a source of capital not available to mutual savings associations. At the same time, the Savings Association's mutual form of ownership will be preserved in the MHC, and the MHC, as a mutual corporation, will at all times control at least a majority of the Voting Stock of the Holding Company and the Stock Savings Association so long as the MHC remains in existence. The Reorganization will enable the Savings Association to achieve the benefits of a stock company without a loss of control that often follows standard conversions from mutual to stock form. The Savings Association is committed to being an independent community-oriented institution, and the Board of Directors believes that the mutual holding company structure is best suited for this purpose. The mutual holding company structure also will give the Holding Company flexibility to issue its Common Stock at various times and in varying amounts as market conditions permit, rather than in a single stock offering. The Reorganization will not foreclose the opportunity of the MHC to convert from the mutual-to-stock form of organization in the future.

     Formation of a mutual holding company is also expected to facilitate acquisitions and the diversification of the Savings Association's activities. These activities may include acquisitions of other insured institutions or specialty finance companies or permissible investments in evolving nontraditional financial service delivery systems.

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     The sale of Common Stock will provide the Stock Savings Association with new equity capital, which will support future deposit growth and expanded operations. The Board of Directors believes that it is desirable for the Savings Association to increase its capital position in view of the increasingly competitive and changing market and regulatory conditions in which the Savings Association operates. The sale of Common Stock at appropriate times, coupled with the accumulation of earnings (net of dividends) from year to year, represents a means for the orderly preservation and expansion of the Savings Association's capital base and allows flexibility to respond to sudden and unanticipated capital needs. The temporary investment of the net proceeds of the Stock Offering will also provide additional income to further enhance the Stock Savings Association's future capital position.

     The ability of the Holding Company to issue Common Stock also will enable the Stock Savings Association to establish stock benefit plans for management and employees, including incentive stock option plans, stock award plans and employee stock ownership plans. The Savings Association believes that stock ownership by management and employees has proven to be an effective performance incentive and a useful means of attracting and retaining qualified personnel.

     The formation of the Holding Company will also allow the Holding Company to borrow funds, on a secured and unsecured basis, and to issue debt to the public or in a private placement. The proceeds of any such borrowings or debt issuance may be contributed to the Stock Savings Association as core capital for regulatory capital purposes. The Holding Company has not made a determination to borrow funds or issue debt at the present time, and there can be no assurance when, if ever, any such borrowing or debt issuance would occur, or whether it would be consummated on terms satisfactory to the MHC.

     The Board of Directors and senior management believe that the Reorganization will be beneficial to the population within the Savings Association's primary market area. The Reorganization will provide local customers and other residents with an opportunity to become equity owners of the Savings Association, and thereby participate in the possible stock price appreciation and cash dividends, which is consistent with the objective of being a locally-owned financial institution servicing local financial needs. The Board and management believe that, through expanded local stock ownership, current customers and non-customers who purchase Common Stock will seek to enhance the financial success of the Savings Association through consolidation of their banking business and increased referrals to the Savings Association.

4.   Certain Effects of the Reorganization

     A. Organization of the Holding Companies and the Savings Association

     The Reorganization will be effected as follows: (i) the Savings Association will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize a stock corporation as a wholly owned subsidiary ("Holding Company"); (iii) Interim One will organize an interim federal stock savings association as a wholly owned subsidiary ("Interim Two");
(iv) the Savings Association will convert its charter to a federal stock savings association charter to become the Stock Savings Association and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) sequentially with step

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(iv), Interim Two will merge with and into Stock Savings Association with Stock
Savings Association as the resulting institution; (vi) 100% of the issued Common Stock of the Stock Savings Association will be transferred to the MHC in exchange for membership interests in the Savings Association, in its mutual form, which are conveyed to the MHC; and (vii) the MHC will transfer 100% of the issued Common Stock of the Stock Savings Association to the Holding Company in a capital distribution.

     Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing up to 49.9% the pro forma market value of the Holding Company and the Savings Association. Upon the consummation of the Reorganization, the legal existence of the Savings Association will not terminate, but the MHC will be a continuation of the Savings Association. All assets, rights, obligations and liabilities of whatever nature of the Savings Association that are not expressly retained by the MHC shall be transferred to the Stock Savings Association as part of the Reorganization. All property of the Savings Association (not expressly retained by the MHC), including its right, title and interest in all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Savings Association, or which would inure to the Savings Association immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the MHC and will then be transferred to the Stock Savings Association. The Stock Savings Association will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by the Savings Association. The Stock Savings Association will continue to have, succeed to and be responsible for all the rights, liabilities and obligations of the Savings Association and will maintain its headquarters and operations at the Savings Association's present locations.

     Upon consummation of the Reorganization, substantially all of the assets and liabilities (including the savings accounts, demand accounts, tax and loan accounts, United States Treasury general accounts, or United States Treasury Time Deposit Accounts, as defined in the OTS regulations) of the Savings Association that are not expressly retained by the MHC shall become the assets and liabilities of the Stock Savings Association, which will thereupon become an operating savings association subsidiary of the Holding Company and of the MHC. The Savings Association will apply to the OTS to have the Holding Company receive or retain (as the case may be) up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the Board of Directors. The Stock Savings Association may distribute additional capital to the Holding Company following the Reorganization, subject to the OTS regulations governing capital distributions.

     B. Effect on Deposit Accounts and Borrowings

     Each deposit account in the Savings Association on the Effective Date will remain a deposit account in the Stock Savings Association in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as each deposit account existed in the Savings Association immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Savings Association shall retain the same status with the Stock Savings Association after the Reorganization as they had with the Savings Association immediately prior to the Reorganization.

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     C. The Savings Association

     Upon completion of the Reorganization, the Stock Savings Association will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings associations under federal law. A copy of the proposed charter and bylaws of the Stock Savings Association is attached hereto as Exhibit A and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Savings Association on a consolidated basis in accordance with generally accepted accounting principles.

     The initial members of the Board of Directors of the Stock Savings Association will be the members of the existing Board of Directors of the Savings Association. The Stock Savings Association will be wholly-owned by the Holding Company. The Holding Company will be wholly-owned by its stockholders who will consist of the MHC and, initially, the persons who purchase Common Stock in the Stock Offering. Upon the Effective Date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

     D. The Holding Company

     The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies and mutual holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be appointed by the Savings Association. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company's directors annually. A copy of the proposed charter and bylaws of the Holding Company is attached as Exhibit B and are made part of this Plan.

     The Holding Company will have the power to issue shares of Common Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Holding Company, and the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering.

     E. The Mutual Holding Company

     As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the charter of the MHC. Persons who have membership rights with respect to the Savings Association under its existing Charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after Reorganization so long as such persons remain depositors or borrowers, as the case may be, of the Stock Savings Association after the Reorganization. In addition, all persons who become depositors of the Stock Savings Association following the

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Reorganization will have membership rights with respect to the MHC. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization. The rights and powers of the MHC will be defined by the MHC's charter and bylaws (a copy of which is attached to this Plan as Exhibit C and made a part hereof) and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC shall be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the HOLA.

     The initial members of the Board of Directors of the MHC will be the existing Board of Directors of the Savings Association. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC who will consist of the former Members of the Savings Association and all persons who become depositors of the Stock Savings Association after the Reorganization.

5.   Conditions to Implementation of the Reorganization

     Consummation of the Reorganization is expressly conditioned upon prior occurrence of the following:

     A. approval of the Plan by a majority of the Board of Directors of the Savings Association;

     B.   a Reorganization Notice is filed with the OTS and either:

          (i) the OTS has given written notice that the Reorganization Notice is complete and the application has been approved; or

          (ii) sixty (60) days have passed since the OTS deemed the Reorganization Notice complete under 516.210(a) of the OTS regulations, and the OTS has not given written notice that the Reorganization is disapproved, or extended for an additional thirty (30) days the period during which disapproval may be issued;

     C. the Plan is submitted to the Voting Members pursuant to a Proxy Statement and form of proxy cleared in advance by the OTS, and such Plan is approved by a majority of the total votes of the Voting Members eligible to be cast at the Special Meeting called in accordance with the procedures prescribed by the Savings Association's Charter and Bylaws;

     D. all necessary approvals have been obtained from the OTS in connection with the charter and bylaws of the MHC and the Stock Savings Association, and the transfer of assets and liabilities of the Savings Association to the Stock Savings Association; and all conditions specified or otherwise imposed by the OTS in connection with the issuance of a notice of intent not to disapprove the Notice have been satisfied; and if applicable, the FDIC has approved the insurance of accounts of the Stock Savings Association;

     E. receipt by the Savings Association of either a private letter ruling of the Internal Revenue Service or an opinion of the Savings Association's counsel as to the federal income tax consequences of the Reorganization to the MHC, the Stock Savings Association, the Savings Association and to the Savings Association's Members; and

     F. receipt by the Savings Association of either a private letter ruling of the State of Connecticut Department of Revenue Services or an opinion of counsel or the Savings Association's independent public accountants as to the Connecticut tax consequences of the Reorganization to the MHC, the Stock Savings Association and to the Savings Association's Members.

6.   Special Meeting of Members

     Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Savings Association's Bylaws. Promptly after receipt of approval and at least 15 days but not more than 45 days prior to the Special Meeting, the Savings Association shall distribute proxy solicitation materials to all Voting Members and beneficial owners of accounts held in a fiduciary capacity where the beneficial owner possesses voting rights as of the Voting Record Date. The proxy solicitation materials shall include a Proxy Statement, other documents authorized for use by the regulatory authorities, and a copy of the Plan which will be made available to Voting Members upon request. Pursuant to the Regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Voting Members is required for approval of the Plan. Each Voting Member shall be entitled to cast one vote in person or by proxy for every one hundred dollars ($100) or fraction thereof, that such Voting Member had on deposit as of the Voting Record Date; provided, however, that no Voting Member may cast more than one thousand (1,000) votes under any circumstance. Voting Members who are borrowers from the Savings Association shall be entitled to one vote plus any additional votes to which they may be entitled as depositors of the Savings Association. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Voting Members.

7.   Charters and Bylaws

     Copies of the proposed charter and bylaws of the Stock Savings Association, the Holding Company and the MHC are attached hereto as Exhibits A, B and C, respectively, and are made a part of this Plan. By their approval of this Plan, the Voting Members shall have approved and adopted the charter and bylaws of the Stock Savings Association, the Holding Company and the MHC. The total shares of Common Stock authorized under the Holding Company charter will exceed the shares of Common Stock to be issued to the MHC and the Minority Stockholders in the Reorganization.

8.   Rights of Owners of the MHC

     Following the Reorganization, all persons who had membership or liquidation rights with respect to the Savings Association as of the date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by Voting Members of the Savings Association to the Board of Directors of the Savings Association shall automatically become

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

proxies granted to the Board of Directors of the MHC, provided, however, such proxies may not be voted by the Board of Directors of the Savings Association at the Special Meeting to approve the Plan. In addition, all persons who become depositors of the Stock Savings Association subsequent to the Reorganization also will have membership and liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Stock Savings Association shall have any membership or liquidation rights with respect to the MHC. Borrowers of the Stock Savings Association who were borrower members of the Savings Association at the time of Reorganization will have the same membership rights in the MHC as they had in the Savings Association immediately prior to the Reorganization for so long as their pre-Reorganization borrowings remain outstanding. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization.

9.   Conversion of MHC to Stock Form

     Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law and regulation (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no present intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC will continue to own a majority of the Common Stock of the Holding Company.

     In a Conversion Transaction, the MHC would merge with and into the Stock Savings Association or the Holding Company (at the discretion of the MHC), and certain depositors of the Stock Savings Association would receive the right to subscribe for a number of shares of common stock of the new stock holding company formed in connection with the Conversion Transaction, as determined by the formula set forth in the following paragraphs. The additional shares of Common Stock of the new Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value determined by an independent appraisal.

     Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled to maintain the same percentage ownership interest in the new Holding Company after the Conversion Transaction as their ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect the market value of assets of the MHC (other than common stock of the Holding Company).

     At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs.

     A Conversion Transaction would require the approval of applicable federal regulators, and would be presented to a vote of the members of the MHC. Federal regulatory policy requires that in any Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings association converting to stock form.

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

10.  Timing of the Reorganization and Sale of Capital Stock

     The Savings Association intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in Section 5 of the Plan. As a stock subsidiary of the MHC, following the Reorganization the Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Holding Company. Subject to the approval of the OTS and clearance by the SEC, the Stock Savings Association intends to commence the Stock Offering concurrently with the proxy solicitation of Members.

     The Savings Association may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Voting Members at the Special Meeting. The Savings Association shall not distribute the final stock Prospectus until such Prospectus has been declared effective by the OTS and SEC.

     The Stock Offering shall be conducted pursuant to the Plan in compliance with the OTS securities offering regulations contained at 12 C.F.R. (S)563g.

11.  Number of Shares to be Offered

     The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan will be determined initially by the Board of Directors of the Savings Association and the Board of Directors of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering must be no greater than 49.9% of the issued and outstanding shares of Common Stock of the Holding Company.

12.  Independent Valuation and Purchase Price of Shares

     The total number of shares (and a range thereof) (the "Offering Range") of Common Stock to be issued and offered for sale in the Stock Offering will be determined jointly by the Board of Directors of the Savings Association and the Board of Directors of the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the OTS. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offerings if the Offering Range is increased subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions.

     All shares sold in the Stock Offering will be sold at the Actual Subscription Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the Independent Valuation. Prior to the commencement of the Subscription and Community Offerings, an Offering Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The shares of Common Stock being sold in the Stock Offering will represent a minority ownership interest in the outstanding Common Stock of the Holding Company equal to up to 49.9% of the estimated pro forma market value of the Common Stock based upon the Independent Valuation. The percentage of Common Stock offered for sale in the Stock Offering and the Offering Range shall be determined jointly by the Board of Directors of the Holding Company and the Board of Directors of the Savings Association prior to commencement of the Subscription and Community Offerings, and will be confirmed upon completion of the Stock Offering.

     The number of shares of Common Stock to be issued in the Stock Offering and the purchase price per share may be increased or decreased by the Holding Company. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Offering Range, or materially above the maximum of the Offering Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Offering Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Savings Association shall establish, with the approval of the OTS, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the Independent Valuation will not be deemed to be material so as to require a resolicitation of subscriptions. Based upon the Independent Valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company will fix the Actual Subscription Price. If there is a Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Common Stock is sold in such Syndicated Community Offering shall be equal to the Actual Subscription Price.

13.  Stock Offering

     The minimum purchase by a Person shall be 25 shares. The Holding Company may use its discretion in determining whether prospective purchasers are "Residents," "Associates," or "Acting in Concert" as defined in the Plan, and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Holding Company, and may be based on whatever evidence the Holding Company chooses to use in making any such determination.

     A.   Subscription Offering

          1. First Priority: Subscription Rights of Eligible Account Holders

     Each Eligible Account Holder shall receive, as first priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 13B, currently is $50,000 of the Common Stock offered, but which may be increased to 5% or decreased to less than $50,000 without the further approval of Voting Members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the Maximum Overall Purchase Limitation specified in

Section 15B and the minimum purchase limitation specified in Section 15D and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%.

     In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     Subscription rights as Eligible Account Holders received by Management Persons and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

          2. Second Priority: Subscription Rights of Tax-Qualified Employee Stock Benefit Plans

     The Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, as a second priority after the filling of subscriptions of Eligible Account Holders, nontransferable subscription rights to purchase in the Subscription Offering the number of shares of Common Stock requested by such Tax-Qualified Employee Stock Benefit Plans. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such Tax-Qualified Employee Stock Benefit Plans, the subscription by such Tax-Qualified Employee Stock Benefit Plans shall be filled to the maximum extent possible; provided, however, that in the event of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%, the additional shares may be sold to the Tax-Qualified Employee Stock Benefit Plans subject to the provisions of Section 15.

     The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of or Person Acting in Concert with any Management Person of the Holding Company or the Savings Association.

          3. Third Priority: Subscription Rights of Supplemental Eligible Account Holders

     Each Supplemental Eligible Account Holder shall receive, as third priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an

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

amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 13B, currently is $50,000 of the Common Stock offered, but which may be increased to 5% or decreased to less than $50,000 without the further approval of Voting Members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of Common Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders in the Savings Association on the Supplemental Eligibility Record Date, subject to the Maximum Overall Purchase Limitation specified in Section 15B and the minimum purchase limitation specified in
Section 15D and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%.

     In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription, the remaining shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     Subscription rights received by an Eligible Account Holder pursuant to
Section 13A.1 shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this
Section 13A.3.

          4.   Fourth Priority: Subscription Rights of Other Members

     Each Other Member shall receive, without payment, as a fourth priority after the filling of subscriptions of the Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, and the Supplemental Eligible Account Holders, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 13B, currently is $50,000 of the Common Stock offered, but which may be increased to 5% or decreased to less than $50,000 without the further approval of Voting Members or resolicitation of subscribers; or one_tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the Maximum Overall Purchase Limitation specified in Section 15B and the minimum purchase limitation specified in Section 15D and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%.

     In the event that Other Members exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription, the remaining shares of Common Stock shall be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     B.   Community Offering

     If less than the total number of shares of Common Stock to be subscribed for in the Stock Offering are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $50,000 of the shares of Common Stock offered subject to the Maximum Overall Purchase Limitation as specified in Section 15B and the minimum purchase limitation specified in Section 15D and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% of the Common Stock; or decreased to less than $50,000 without the further approval of Voting Members or resolicitation of subscribers. The Community Offering can occur concurrently with or subsequent to the Subscription Offering. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Natural persons residing in the Community shall be given a purchase preference in relation to other members of the general public that subscribe for Common Stock in the Community Offering. The Savings Association and the Holding Company shall make distribution of the Common Stock to be sold in the Community Offering in such a manner as to promote the widest distribution of Common Stock. The Savings Association and the Holding Company reserve the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

     If the subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons. Thereafter, unallocated shares will be allocated among the subscribers whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. The Savings Association and the Holding Company may establish all other terms and conditions of such offer. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the OTS.

14.  Syndicated Community Offering

     If feasible, all shares of Common Stock not subscribed for in the Subscription and Community Offerings may be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Savings Association and the Holding Company, in a manner that will achieve the widest distribution of the Common Stock subject to the right of the Savings Association and Holding Company to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person together with any Associate or group of persons Acting in Concert may purchase up to $50,000 of the total number of shares of Common Stock offered subject to the Maximum Overall Purchase Limitation specified in Section 15B and the minimum purchase limitation specified in
Section 15D and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%; provided, however, that this amount may be increased to 5% or decreased to less than $50,000 without the further approval of Voting Members or resolicitation of subscribers. The shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section 13 shall be counted toward meeting the maximum percentage of shares permitted to be purchased pursuant to this Section. Provided that the Subscription Offering has commenced, the Savings Association and the Holding Company may commence the Syndicated Community Offering at any time after the mailing to the Voting Members of the Proxy Statement to be used in connection with the Special Meeting, provided that the completion of the offer and sale of the Common Stock shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, the Savings Association and the Holding Company shall have the right to sell any shares of Common Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of this Section 14 shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Subscription Price less an underwriting discount to be negotiated among such underwriters and the Savings Association and the Holding Company, which will in no event exceed an amount deemed to be acceptable by the OTS.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Common Stock not sold in the Subscription and Community Offerings can not be effected, or in the event that any insignificant residue of shares of Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community Offering or an underwritten firm commitment public offering, other purchase arrangements will be made for the sale of unsubscribed shares by the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

15.  Limitation on Purchases

     In addition to the amounts of Common Stock that may be subscribed for as set forth in Sections 13 and 14, the following limitations shall apply to all purchases of shares of Common Stock:

     A. The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than the MHC at the close of the Stock Offering shall be less than fifty percent (50%) of the Holding Company's total outstanding Common Stock.

     B. The maximum number of shares of Common Stock which may be subscribed for or purchased in all categories in the Stock Offering by any Person or Participant together with any Associate or group or persons Acting in Concert shall not exceed $100,000 of the shares of Common Stock offered (the "Maximum Overall Purchase Limitation"), except for the Tax-Qualified Employee Stock Benefit Plans which may subscribe for up to 10% of the Common Stock issued in the Stock Offering and except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Sections 13A and 13C herein, respectively; provided, however, in the event that the Maximum Overall Purchase Limitation is increased to more than 2.0% of the shares of Common Stock offered in the Stock Offering, orders for Common Stock in the Community Offering and in the Syndicated Community Offering (or, alternatively an underwritten firm commitment public offering), if any, shall, as determined by the Savings Association, first be filled to a maximum of 2.0% of the total number of shares of Common Stock offered in the Stock Offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     C. The maximum number of shares of Common Stock which may be purchased in all categories in the Stock Offering by Management Persons of the Savings Association and their Associates in the aggregate shall not exceed 33% of the total number of shares of Common Stock held by persons other than the MHC at the close of the Stock Offering.

     D. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Stock Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares of Common Stock which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     If the number of shares of Common Stock otherwise allocable pursuant to Sections 13 and 14, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Depending upon market or financial conditions, the Board of Directors of the Holding Company, without further approval of the Voting Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5%. Notwithstanding the foregoing, the Maximum Overall Purchase Limitation may be increased up to 9.99% provided that orders for Common Stock exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. If the Savings Association or the Holding Company increases the maximum purchase limitations, the Savings Association or the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers.

     In the event of an increase in the total number of shares offered in the Stock Offering due to an increase in the Offering Range of up to 15% (the "Adjusted Maximum") the additional shares will be allocated in the following order of priority: (i) to fill the any Tax-Qualified Employee Stock Benefit Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum according to Section 13A; (iii) in the event there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum according to Section 13A.3; (iv) in the event that there is an oversubscription at the Other Member level, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum in accordance with Section 13A.4; and (v) to fill unfulfilled subscriptions in the Community Offering exclusive of the Adjusted Maximum in accordance with Section 13B.

     Each Person purchasing Common Stock in the Stock Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

16.  Purchases of Stock by Management Persons After the Stock Offering

     For a period of three years following the Stock Offering, no Management Person or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of common stock of the Holding Company except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of common stock of the Holding Company, the exercise of any options pursuant to a stock option plan or purchases of common stock of the Holding Company made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to any Management Person. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his or her investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

17.  Payment for Stock

     All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Savings Association along with a properly completed and executed order form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the order form or purchase order, as the case may be, unless such date is extended by the Savings Association. A properly completed original stock order form must be used to subscribe for Common Stock. Copies of an order form are not required to be accepted. Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Subscription Price upon consummation of the Stock Offering, provided that, in the case of the ESOP, there is in force from the time of its subscription until the consummation of the Stock Offering, a loan commitment to lend to the ESOP, at such time, the aggregated price of the shares for which it subscribed.

     Payment for Common Stock will be permitted to be made in any of the following manners:

     A. By check, bank draft or money order, provided that checks will only be accepted subject to collection. Interest will be paid by the Savings Association at not less than the rate per annum being paid by the Savings Association on its passbook accounts at the time the Stock Offering commences, on payments for Common Stock received in the Stock Offering by check, bank draft or money order from the date payment is received until consummation or termination of the Reorganization. The Savings Association shall be entitled to invest all amounts paid for subscriptions in the Stock Offering for its own account until completion or termination of the Reorganization.

     B. By appropriate authorization of withdrawal from designated types of Deposit Accounts in the Savings Association. The order forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Savings Association on the amounts deemed to have been withdrawn until the date on which the Reorganization is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of order forms authorizing such withdrawals, but interest will be paid by the Savings Association on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Common Stock pursuant to exercise of subscription rights are actually consummated.

     C. Wire transfers as payment for shares ordered for purchase may be permitted or accepted as proper payment.

     D. Payments for the purchase of Common Stock in the Stock Offering will be permitted through authorization of withdrawals from certificate accounts at the Savings Association without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Reorganization, and the remaining balances will thereafter earn interest at the passbook rate.

18.  Manner of Exercising Subscription Rights Through Order Forms

     As soon as practicable after the Prospectus prepared by the Holding Company and the Savings Association has been declared effective by the SEC, copies of the Prospectus and the order forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Other Members at their last known addresses appearing on the records of the Savings Association for the purposes of subscribing for shares of Common Stock in the Subscription Offering and at the discretion of the Boards of the Holding Company and the Savings Association will be made available for use by those persons entitled to purchase in the Community Offering.

     Each order form will be preceded or accompanied by the Prospectus describing the Holding Company, the Savings Association, the Common Stock and the Stock Offering. Each order form will contain, among other things, the following:

     A. A specified date by which all order forms must be received by the Savings Association, which date shall be not less than 20, nor more than 45 days, following the date on which the order forms are mailed by the Savings Association, and which date will constitute the termination of the Subscription Offering;

     B. The purchase price per share for shares of Common Stock to be sold in the Subscription Offering and Community Offering;

     C. An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to Section 13 of this Plan with respect to the purchase of Common Stock;

     D. Specifically designated blank spaces for dating and signing the order form;

     E. A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

     F. The amount which must be returned with the order form to subscribe for Common Stock. Such amount will be equal to the purchase price multiplied by the number of shares of Common Stock subscribed for in accordance with the terms of this Plan;

     G. Instructions concerning how to indicate on such order form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the shares of Common Stock subscribed for are to be registered, the address to which certificates representing such shares of Common Stock are to be sent and the alternative methods of payment for Common Stock which will be permitted;

     H. An acknowledgment that the recipient of the order form has received a final copy of the Prospectus prior to execution of the order form;

     I. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Savings Association within the subscription period such properly completed and executed order form, together with the full required payment as specified in the order form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authoring on the order form that the Savings Association withdraw said amount from the subscriber's Deposit Account at the Savings Association); the subscription rights of Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Other Members are nontransferable. Certificates representing shares of Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, as the case may be. Joint stock registration will be allowed only if the Qualifying Deposit Account is so registered;

     J. Provision for certification to be executed by the recipient of the order form to the effect that, as to any shares of Common Stock which the recipient elects to purchase, such recipient is purchasing such shares of Common Stock for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such shares of Common Stock; and

     K. A statement to the effect that the executed order form, once received by the Savings Association, may not be modified or amended by the subscriber without the consent of the Savings Association.

     Notwithstanding the above, the Savings Association and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

19.  Undelivered, Defective or Late Order Form; Insufficient Payment

     In the event order forms (A) are not delivered and are returned to the Savings Association by the United States Postal Service or the Savings Association is unable to locate the addressee, (B) are not received back by the Savings Association or are received by the Savings Association after the expiration date specified thereon, (C) are defectively filled out or executed,
(D) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (E) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated order form within the time period specified thereon; provided, that the Savings Association may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Savings Association may specify. The interpretation by the Savings Association of terms and conditions of this Plan and of the order forms will be final, subject to the authority of the OTS.

20.  Completion of the Stock Offering

     The Stock Offering will be terminated if not completed within 90 days from the date of approval by the OTS, unless an extension is approved by the OTS.

21.  Market for Common Stock

     If at the close of the Stock Offering the Holding Company has more than 100 shareholders of any class of stock, the Holding Company shall use its best efforts to:

     (A) encourage and assist a market maker to establish and maintain a market for that class of stock; and

     (B) list that class of stock on a national or regional securities exchange, or on the Nasdaq quotation system.

22.  Resales of Stock by Management Persons

     Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death of the Management Person or Associate.

23.  Restrictions on Acquisition of the Savings Association and Holding Company

     A. In accordance with OTS regulations, for a period of three years from the date of consummation of the Reorganization, no person, other than the MHC or the Holding Company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Savings Association without the prior written consent of the OTS.

     B. The charter of the Stock Savings Association contains a provision stipulating that no person, except the MHC or the Holding Company, for a period of five years following the date of the Reorganization, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Stock Savings Association without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the Reorganization, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.

     C. The charter of the Holding Company will contain a provision stipulating that in no event shall any person, except the MHC, of any outstanding shares of the Holding Company's Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the charter of the Holding Company will include provisions that: (A) eliminate cumulative voting for the election of directors; (B) prohibit any person or group acting in concert (other than the MHC) from voting shares in excess of 10% of the Common Stock of the Holding Company; and (C) prohibit persons other than the Board of Directors of the Stock Savings Association from calling special meetings of the stockholders of the Holding Company.

     D.   For the purposes of this Section 23:

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution;

          (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

          (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of stock issuance as well as a "security" as defined in 15 U.S.C.(S) 78c(a)(10).

24.  Restriction on Financing Stock Purchases

     The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any person whose purchase would be financed by funds loaned to the person by the Holding Company, the Savings Association or any of their affiliates.

25.  Stock Certificates

     Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Section 22 above. Appropriate instructions shall be issued to the Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

26.  Stock Benefit Plans

     The Board of Directors of the Savings Association and/or the Holding Company intend to adopt various stock benefit plans for its employees and Management Persons, including the ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. The Board of Directors of the Savings Association intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Stock Benefit Plans to purchase in the aggregate up to 8% of the number of shares of Common Stock issued in the Stock Offering. The Stock Savings Association or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Stock Benefit Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Stock Savings Association to fail to meet any of its regulatory capital requirements.

     Additionally, the Board of Directors of the Holding Company may implement non-tax-qualified stock plans which would grant and issue (A) awards of Common Stock in an amount equal to up to 4% of the number of shares of Common Stock issued in the Stock Offering, and (B) options to purchase a number of shares of the Holding Company's Common Stock in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering subsequent to the Reorganization and subject to applicable OTS Regulation; provided, however, if the OTS adopts the Proposed Regulation prior to the implementation of such non-tax-qualified stock plans, the Holding Company may implement such plans pursuant to the terms and conditions imposed by the Proposed Regulation and the current OTS Regulations will not apply to such plans to the extent superseded by the Proposed Regulation.

27.  Post-Reorganization Filing and Market Making

     It is likely that there will be a limited market for the Common Stock sold in the Stock Offering, and purchasers must be prepared to hold the Common Stock for an indefinite period of time. If the Holding Company has more than 35 stockholders of any class of stock, the Holding Company shall register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

28.  Payment of Dividends and Repurchase of Stock

     The Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause the regulatory capital of the Savings Association to be reduced below the amount required under 12 C.F.R. (S) 567.2 of the OTS rules and regulations. Otherwise, the Holding Company may declare dividends or make other capital contributions in accordance with applicable laws and regulations. The Holding Company may from time to time purchase shares of Common Stock on the open market. Subject to the approval of the OTS, the MHC may waive its right to receive dividends declared by the Holding Company.

29.  Reorganization and Stock Offering Expenses

     OTS regulations require that the expenses of any Stock Offering must be reasonable. The Savings Association will use its best efforts to assure that the expenses incurred by the Savings Association and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

30.  Employment Agreements

     Following or contemporaneously with the Reorganization, the Savings Association and/or the Holding Company may enter into employment arrangements with one or more executive Officers of the Savings Association and/or the Holding Company. It is anticipated that any such employment contracts entered into by the Savings Association and/or the Holding Company will comply with all applicable laws and regulations. The terms of such employment arrangements have not been determined as of this time, but will be described in any Prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the OTS.

31.  Interpretation

     All interpretation of this Plan and application of its provision to particular circumstances by a majority of the Board of Directors of the Savings Association shall be final, subject to the authority of the OTS.

32.  Amendment or Termination of the Plan

     If necessary or desirable, the terms of the Plan may be substantially amended by at least two-thirds of the members of the Savings Association's Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Directors only with the concurrence of the OTS. Any and all terms of the Plan relating to the Stock Offering may be amended by a majority vote of the Savings Association's Board of Directors as a result of comments from regulatory authorities or otherwise at any time prior to the approval of the Plan by the OTS and at any time thereafter with the concurrence of the OTS. The Plan may be terminated by a majority vote of the Board of Directors of the Savings Association at any time prior to the earlier of approval of the Plan by the OTS and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Directors of the Savings Association at any time thereafter with the concurrence of the OTS. In its discretion, the Board of Directors of the Savings Association may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Voting Members; however, any material amendment of the terms of the Plan that relate to the Reorganization which occur after the Special Meeting shall require a resolicitation of Voting Members.

     The Plan shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Voting Members of the Savings Association approve the Plan, and may not be extended by the Savings Association or the OTS.

33.    Severability

       If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

34.    Miscellaneous

       This Plan is to be governed by and construed in accordance with the laws of the United States. None of the cover page, the table of contents, or the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Words in the singular include the plural, and words in the plural include the singular. Except for such rights as are set forth herein for Members, this Plan shall create no rights in any Person.

Dated: February 11, 2002

                                                                       Exhibit A

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

                                     CHARTER

     Section 1. Corporate Title. The full corporate title of the association is Enfield Federal Savings and Loan Association (the "Savings Association").

     Section 2. Office. The home office shall be located in Enfield, Connecticut.

     Section 3. Duration. The duration of the Savings Association is perpetual.

     Section 4. Purpose and Powers. The purpose of the Savings Association is to pursue any or all of the lawful objectives of a Federal savings association chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

     Section 5. Capital Stock. The total number of shares of all classes of the capital stock that the Savings Association has the authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shares shall be common stock, par value $0.01 per share, and of which one million (1,000,000) shares shall be serial preferred stock, par value $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of the shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Association), labor, or services actually performed for the Savings Association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Savings Association that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for the shares issued in the initial organization of the Savings Association or in connection with the conversion of the Savings Association from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Association other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors (unless the charter otherwise provides that there shall be no such cumulative voting); provided, that this restriction on voting separately by class or series shall not apply:

     (i) to any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) to any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Association if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS, or the Federal Deposit Insurance Corporation;

     (iii) to any amendment that would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment that increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings bank in a merger or consolidation for the Savings Association, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Savings Association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by each holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Savings Association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Association available for distribution remaining after:
(i) payment or provision for payment of the Savings Association's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Savings Association may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (i) the distinctive serial designation and the number of shares constituting such series;

     (ii) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (iii) the voting powers, full or limited, if any, of shares of such series;

     (iv) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (v) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Association;

     (vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (viii) the price or other consideration for which the shares of such series shall be issued; and

     (ix) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Savings Association shall file with the Secretary of the OTS a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     Section 6. Preemptive Rights. Holders of the capital stock of the Savings Association shall not be entitled to preemptive rights with respect to any shares of the Savings Association that may be issued.

     Section 7. Directors. The Savings Association shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Savings Association's bylaws, shall not be fewer than five (5) nor more than fifteen (15), except when a greater or lesser number is approved by the Director of the OTS, or his or her delegate.

     Section 8. Beneficial Ownership Limitation. Notwithstanding anything contained in the Savings Association's charter or bylaws to the contrary, for a period of five (5) years from the date of this charter no person (other than the holding company established by the Savings Association to acquire and hold all of the capital stock of the Savings Association to be issued upon its conversion to stock form) shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Savings Association. This limitation shall not apply to Enfield Mutual Holding Company or New England Bancshares, Inc., a transaction in which the Savings Association forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan that is exempt from the approval requirements under 574.3(c)(1)(vii) of the OTS's regulations.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For the purposes of this Section 8, the following definitions apply.


     (A) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Savings Association.

     (B) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (C) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (D) The term "security" includes non-transferable subscription rights issued pursuant to a plan of stock issuance as well as a "security" as defined in 15 U.S.C. (S) 78c(a)(10).

     (E) The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     Section 9. Cumulative Voting Limitation. Stockholders shall not be permitted to cumulate their votes for election of directors.

     Section 10. Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Savings Association or amendments to its charter shall be called only upon direction of the Board of Directors.

     Section 11. Deposit Accounts. In any situation in which the priority of the accounts of the Savings Association is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the Savings Association having at least as high a priority as the claims of general creditors of the Savings Association not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Savings Association.

     Section 12. Amendment of Charter. Except as provided in Section 5 hereof, no amendment addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the Savings Association, approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the OTS.

                                                   ENFIELD FEDERAL SAVINGS AND
                                                   LOAN ASSOCIATION

Attest:________________________________            By:__________________________
        [____________________]                        David J. O'Connor
        Secretary of the Savings Association          President and Chief Executive Officer


                                                   OFFICE OF THRIFT SUPERVISION

Attest:________________________________            By:_________________________________
         Secretary of the Office of                   Director of the Office of Thrift
         Thrift Supervision                           Supervision


Effective Date:________________________

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

                                     Bylaws

                             ARTICLE I - Home Office

     The home office of Enfield Federal Savings and Loan Association (the "Savings Association") shall be located at 660 Enfield Street, Enfield, in the County of Hartford, in the State of Connecticut.

                            ARTICLE II - Shareholders

     Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Savings Association or at such other convenient place as the Board of Directors may determine.

     Section 2. Annual Meeting. A meeting of the shareholders of the Savings Association for the election of directors and for the transaction of any other business of the Savings Association shall be held annually within 150 days after the end of the Savings Association's fiscal year on the third Wednesday in July, if not a legal holiday, and if a legal holiday, then on the next day following that is not a legal holiday, at 1:00 p.m., local time, or at such other date and time within such 150-day period as the Board of Directors may determine.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS") or the Federal Stock Charter of the Savings Association, may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Savings Association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Savings Association addressed to the chairman of the board, the president, or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the OTS or these bylaws or the Board of Directors adopts another written procedure for the conduct of meetings. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings. The chairman of any annual or special meeting of the shareholders shall, unless prescribed by law or regulation, determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

     Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than twenty (20) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty (60) days and, in case of a meeting of shareholders, not fewer than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment.

     Section 7. Voting List. At least twenty (20) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Savings Association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Savings Association and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of twenty (20) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholders list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures prescribed in (S) 552.6(d) of the OTS's regulations as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the Savings Association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholders. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven (11) months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two (2) or more persons, in the absence of written directions to the Savings Association to the contrary, at any meeting of the shareholders of the Savings Association, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Savings Association if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Savings Association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Association, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the Board or the president may, or on the request of not fewer than ten (10) percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 13. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at the principal executive offices of the Savings Association at least twenty (20) days prior to the date of the annual meeting. No nominations for director except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary at the principal executive offices of the Savings Association at least five (5) days prior to the date of the annual meeting. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serve as a director, if elected; and (B) as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares of the Savings Association that are owned of record by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder's notice of nomination that pertains to the nominee together with the required written consents. Ballots bearing the names of all the persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 (twenty) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 14. New Business. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any business proposed by management to be properly brought before the annual meeting, such business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary at least five (5) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least five (5) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place thirty (30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the proposal desired to be brought before the annual meeting, (B) the business, as well as the name and address of such shareholder and the class and number of shares of the Savings Association which are owned of record by such shareholder.

     Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - Board of Directors

     Section 1. General Powers. The business and affairs of the Savings Association shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term. The Board of Directors shall consist of eight
(8) members and shall be divided into three (3) classes as nearly equal in number as possible. The members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. One (1) class shall be elected by ballot annually.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors shall meet regularly without notice at the home office of the Savings Association at least once each month at the hour and date fixed by resolution of the Board of Directors, provided, that the place of the meeting may be changed by the directors. Directors may participate in a meeting by means of conference telephone or similar communications device by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than one hundred (100) shares of capital stock of the Savings Association unless the Savings Association is a wholly owned subsidiary of a holding company.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Savings Association's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     Section 6. Notice. Written notice of any special meeting shall be given to each director at least twenty-four (24) hours prior thereto when delivered personally or by telegram or at least five (5) days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram, or when the Savings Association receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Savings Association addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three (3) consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     Section 11. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

     Section 13. Presumption of Assent. A director of the Savings Association who is present at a meeting of the Board of Directors at which action on any bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Savings Association within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     For purposes of this section, removal for cause includes, as defined in 12 C.F.R. (S)563.39, or any successor regulation enacted by the OTS, "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

     Section 15. Age Limitation. No person seventy (70) years of age or older shall be eligible for election, reelection, appointment, or reappointment to the Board of the Savings Association, and no director shall serve as such beyond the annual meeting of the Savings Association immediately following the director attaining seventy (70) years of age; provided that the age limitations set forth in this Section 15 shall not apply to any director who was a director of the Savings Association as of the effective date of these Bylaws. The age limitations shall not apply to an advisory director.

                   ARTICLE IV - Executive And Other Committees

     Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate the Chief Executive Officer and two
(2) or more directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Savings Association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Savings Association otherwise than in the usual and regular course of its business; a voluntary dissolution of the Savings Association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office for a term as fixed by resolution of the Board of Directors and until a successor is designated as a member of the executive committee.

     Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Savings Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have occurred.

     Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Savings Association and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

     Section 1. Positions. The officers of the Savings Association shall be a president, one (1) or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Savings Association. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The Board of Directors may designate one (1) or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Savings Association may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the Savings Association shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Savings Association to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Savings Association will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

     For purposes of this section, removal for cause includes, as defined in 12 C.F.R. ss.563.39 or any successor regulation enacted by the Office, removal because of the officer's "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or, a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - Contracts, Loans, Checks and Deposits

     Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Savings Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Savings Association. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Savings Association and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Savings Association shall be signed by one or more officers, employees, or agents of the Savings Association in such manner as shall from time to time be determined by the Board of Directors.

     Section 4. Deposits. All funds of the Savings Association not otherwise employed shall be deposited from time to time to the credit of the Savings Association in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Savings Association shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Savings Association authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Savings Association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Association. All certificates surrendered to the Savings Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Association as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Savings Association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Savings Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name the shares of capital stock stand on the books of the Savings Association shall be deemed by the Savings Association to be the owner for all purposes.

                           ARTICLE VIII - Fiscal Year

     The fiscal year of the Savings Association shall end on the 31st day of March of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - Dividends

     Subject only to the terms of the Savings Association's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Savings Association may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - Corporate Seal

     The Board of Directors shall provide an Association seal, which shall be two (2) concentric circles between which shall be the name of the Savings Association. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - Amendments

     These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Savings Association at any legal meeting; and
(ii) receipt of any applicable regulatory approval. If the Savings Association fails to meet its quorum requirements solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                          ARTICLE XII - Indemnification

       The Savings Association shall indemnify its directors, officers and employees in accordance with the following requirements:

     Section 1. Definitions and Rules of Construction. (A) The following definitions apply for purposes of this Article XII:

     (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

     (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

     (iii) Final judgment. The term "final judgment" means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

     (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

     (B) References in this Article XII to any individual or other person, including any savings bank, shall include legal representatives, successors and assigns thereof.

     Section 2. Indemnification. Subject to Sections 3 and 7 of this Article XII, the Savings Association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Savings Association for:

     (A) any amount for which that person becomes liable under a judgment in such action; and

     (B) reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such enforcement action.

     Section 3. Requirements for Indemnification. Indemnification shall be made to such person under Section 2 of this Article XII only if:

     (A)   final judgment on the merits is in his or her favor; or

     (B)   in case of:

           (i)   settlement;

           (ii)  final judgment against him or her; or

           (iii) final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Savings Association determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Savings Association or its shareholders.

However, no indemnification shall be made unless the Savings Association gives the OTS at least sixty (60) days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the District Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the OTS advises the Savings Association in writing, within such notice period, of his or her objection thereto.

     Section 4. Insurance. The Savings Association may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Savings Association may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Section 5. Payment of expenses. If a majority of the directors of the Savings Association conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Savings Association from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Savings Association. Before making advance payment of expenses under this Section 5, the Savings Association shall obtain an agreement that the Savings Association will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     Section 6. Exclusiveness of provisions. The Savings Association shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XII.

     Section 7. Statutory Limitation. The indemnification provided for in
Section 2 of this Article XII is subject to and qualified by 12
U.S.C. (S)1821(k).

             ARTICLE XIII - Reliance upon Books, Reports and Records

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Savings Association shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Savings Association and upon such information, opinions, reports or statements presented to the Savings Association by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Savings Association.

                                                                       Exhibit B

                          NEW ENGLAND BANCSHARES, INC.

                                     CHARTER

     Section 1: Corporate Title. The full corporate title of the subsidiary holding company of Enfield Mutual Holding Company is New England Bancshares, Inc. (the "Holding Company").

     Section 2: Domicile. The domicile of the Holding Company shall be located in the Town of Enfield, County of Hartford, in the State of Connecticut.

     Section 3: Duration. The duration of the Holding Company is perpetual.

     Section 4: Purpose and Powers. The purpose of the Holding Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and the laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

     Section 5: Capital Stock. The total number of shares of all classes of the capital stock that the Holding Company has the authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shares shall be common stock, par value $0.01 per share, and of which one million (1,000,000) shares shall be serial preferred stock, par value $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of the shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par or stated value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Holding Company), labor or services actually performed for the Holding Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Holding Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Holding Company that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the Holding Company, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly, or indirectly, to officers, directors, or controlling persons (except for shares issued to the parent mutual holding company) of the Holding Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one (1) vote per share, and there shall be no cumulation of votes for the election of directors; provided, that this restriction on voting separately by class or series shall not apply:

     (i) to any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) to any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Holding Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of such other corporation:
           Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS or the Federal Deposit Insurance Corporation;

     (iii) to any amendment that would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment that would create or enlarge any class or series of capital stock ranking prior thereto in rights and preferences. An amendment that increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings bank in a merger or consolidation for the Holding Company, shall not be considered to be such an adverse change.

     A description of the different classes and series, if any, of the Holding Company's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series if any of capital stock are as follows:

     A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Holding Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Holding Company available for distribution remaining after: (i) payment or provision for payment of the Holding Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Holding Company. Each share of common stock shall have the same rights and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Holding Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (i) the distinctive serial designation and the number of shares constituting such series;

     (ii) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (iii) the voting powers, full or limited, if any, of shares of such series;

     (iv) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions of which, such shares may be redeemed;

     (v) the amount(s) payable upon the shares of such series in the event of voluntary or in involuntary liquidation, dissolution, or winding up of the Holding Company;

     (vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Holding Company and, if so, the conversion price(s), or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversions or exchange;

     (viii) the price or other consideration for which the shares of such series shall be issued; and;

     (ix) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Holding Company shall file with the Secretary to the OTS a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     Section 6: Preemptive Rights. Holders of the capital stock of the Holding Company shall not be entitled to preemptive rights with respect to any shares of the Holding Company which may be issued.

     Section 7: Directors. The Holding Company shall be under the direction of a Board of Directors. The authorized number of directors shall not be fewer than five nor more than fifteen except that, as stated in the Holding Company's bylaws, the number of directors may be decreased to a number less than five (5) or increased to a number greater than fifteen (15) with the prior approval of the Director of the OTS or his or her delegate.

     Section 8: Beneficial Ownership Limitation. Notwithstanding anything contained in the Holding Company's charter or bylaws to the contrary, for a period of five (5) years from the date of Enfield Federal Savings and Loan Association's reorganization into a mutual holding company no person, other than the mutual holding company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Holding Company. This limitation shall not apply to a transaction in which the Holding Company forms a holding company without change in the respective beneficial ownership interests of its shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(l)(vii) of the Office's regulations.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

     For the purposes of this Section 8, the following definitions apply.

     (A) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of an insured institution.

     (B) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (C) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (D) The term "security" includes non-transferable subscription rights issued pursuant to a plan of stock issuance as well as a "security" as defined in 15 U.S.C. (S) 78c(a)(10).

     (E) The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     Section 9: Cumulative Voting Limitation. Shareholders shall not be permitted to cumulate their votes for election of directors.

     Section 10: Call for Special Meeting. Special meetings of shareholders relating to changes in control of the Holding Company or amendments to its charter shall be called only upon direction of the Board of Directors.

     Section 11: Amendment of Charter. Except as may be provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the Holding Company, approved by the shareholders by a majority of votes eligible to be cast at a legal meeting, unless a higher vote is required, and approved or preapproved by the OTS.

                                        NEW ENGLAND BANCSHARES, INC.


Attest:_____________________________    By:_____________________________________
       [_____________]                        David J. O'Connor
       Secretary                              President and Chief Executive Officer


                                        OFFICE OF THRIFT SUPERVISION


Attest:____________________________     By:_____________________________________
       Secretary of the Office of             Director
       Thrift Supervision


Effective Date:_____________________

                          NEW ENGLAND BANCSHARES, INC.

                                     Bylaws

                             ARTICLE I - Home Office

     The domicile of New England Bancshares, Inc. (the "Holding Company") shall be located in the Town of Enfield, County of Hartford, in the State of Connecticut.

                            ARTICLE II - Shareholders

     Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the domicile of the Holding Company or at such other place in the State of Connecticut as the Board of Directors may determine.

     Section 2. Annual Meeting. A meeting of the shareholders of the Holding Company for the election of directors and for the transaction of any other business of the Holding Company shall be held annually within 150 days after the end of the Holding Company's fiscal year on the third Wednesday of July, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, or at such other date and time within the 150-day period as the Board of Directors may determine.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the Federal Stock Charter of the Holding Company, may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than ten percent (10%) of all of the outstanding capital stock of the Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Holding Company addressed to the chairman of the board, the president or the secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office of Thrift Supervision ("OTS") or these bylaws or the Board of Directors adopts another written procedure for the conduct of meetings. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings. The chairman of any annual or special meeting of the shareholders shall, unless prescribed by law or regulation, determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

     Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than twenty (20) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, directors or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Holding Company as of the record date prescribed in Section 6 of this
Article II with postage thereon prepaid. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty (60) days and, in case of a meeting of shareholders, not fewer than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     Section 7. Voting List. At least twenty (20) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Holding Company shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Holding Company and shall be subject to inspection by any shareholder or the shareholders's agent at any time during usual business hours for a period of twenty (20) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures prescribed in (S)552.6(d) of the OTS's regulations as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven (11) months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two (2) or more persons, in the absence of written directions to the Holding Company to the contrary, at any meeting of the shareholders of the Holding Company, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Holding Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Holding Company, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. No Cumulative Voting. Shareholders shall not be entitled to cumulate their votes for election of directors.

     Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three (3). Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent (10%) of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at the principal executive offices of the Holding Company at least twenty (20) days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Holding Company. No nominations for director except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary at the principal executive offices of the Holding Company at least five (5) days prior to the date of the annual meeting. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serve as a director, if elected; and (B) as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares of the Holding Company that are owned of record by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Holding Company. Ballots bearing the names of all the persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15. New Business. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any business proposed by management to be properly brought before the annual meeting, such business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary at least five (5) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least five (5) days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the proposal desired to be brought before the annual meeting, (B) the business, as well as the name and address of such shareholder and the class and number of shares of the Holding Company that are owned of record by such shareholder.

                        ARTICLE III - Board of Directors

     Section 1. General Powers. The business and affairs of the Holding Company shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term. The Board of Directors shall consist of eight
(8) members and shall be divided into three (3) classes as nearly equal in number as possible. The members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. One (1) class shall be elected by ballot annually.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes, including the purpose of compensation pursuant to Section 12 of this Article.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

     Directors may participate in special meetings by means of a conference telephone or similar communications device through which all persons participating can hear each other. Such participation shall constitute presence in person for all purposes, including the purpose of compensation pursuant to Section 12 of this Article.

     Section 5. Qualification. Each director shall at all times be the beneficial owner of not less than one hundred (100) shares of capital stock of the Holding Company unless the Holding Company is a wholly owned subsidiary of a holding company.

     Section 6. Notice. Written notice of any special meeting shall be given to each director at least twenty-four (24) hours prior thereto when delivered personally or by telegram or at least five (5) days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Holding Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three (3) consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     Section 11. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

     Section 13. Presumption of Assent. A director of the Holding Company who is present at a meeting of the Board of Directors at which action on any Holding Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Holding Company within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one (1) or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     For purposes of this section, removal for cause includes, as defined in 12 C.F.R. (S)563.39, or any successor regulation enacted by the OTS, "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

     Section 15. Age Limitation. No person seventy (70) years of age or older shall be eligible for election, reelection, appointment, or reappointment to the Board of the Holding Company, and no director shall serve as such beyond the annual meeting of the Holding Company immediately following the director attaining seventy (70) years of age; provided that the age limitations set forth in this Section 15 shall not apply to any director who was a director of the Holding Company as of the effective date of these Bylaws. The age limitations shall not apply to an advisory director.

                   ARTICLE IV - Executive And Other Committees

     Section 1. Appointments. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Holding Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Holding Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Holding Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

     Section 1. Positions. The officers of the Holding Company shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Holding Company. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Holding Company may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the Holding Company shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Holding Company to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Holding Company will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - Contracts, Loans, Checks, and Deposits

     Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Holding Company. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Holding Company, and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Holding Company shall be signed by one or more officers, employees, or agents of the Holding Company in such manner as shall from time to time be determined by the Board of Directors.

     Section 4. Deposits. All funds of the Holding Company not otherwise employed shall be deposited from time to time to the credit of the Holding Company in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Holding Company shall be in such form as shall be determined by the Board of Directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the Holding Company authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Holding Company. All certificates surrendered to the Holding Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Holding Company as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by a duly executed power of attorney and filed with the Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name the shares of capital stock stand on the books of the Holding Company shall be deemed by the Holding Company to be the owner for all purposes.

                    ARTICLE VIII - Fiscal Year; Annual Audit

     The fiscal year of the Holding Company shall end on the 31st day of March of each year. The Holding Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - Dividends

     Subject only to the terms of the Holding Company's charter and the regulations and orders of the OTS, the Board of Directors may, from time to time, declare, and the Holding Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - Corporate Seal

     The Board of Directors shall provide a Holding Company seal, which shall be two concentric circles between which shall be the name of the Holding Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - Amendments

     These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (A) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Holding Company at any legal meeting; and (B) receipt of any applicable regulatory approval. When the Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting Board will be required to amend the bylaws.

                          ARTICLE XII - Indemnification

     The Holding Company shall indemnify its directors, officers and employees in accordance with the following requirements:

     Section 1. Definitions and Rules of Construction. (A) The following definitions apply for purposes of this Article XII:

     (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

     (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

     (iii) Final judgment. The term "final judgment" means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

     (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

     (B) References in this Article XII to any individual or other person, including any savings bank, shall include legal representatives, successors and assigns thereof.

     Section 2. Indemnification. Subject to Sections 3 and 7 of this Article XII, the Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Holding Company for:

     (A) any amount for which that person becomes liable under a judgment in such action; and

     (B) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such enforcement action.

     Section 3. Requirements for Indemnification. Indemnification shall be made to such person under Section 2 of this Article XII only if:

     (A)   final judgment on the merits is in his or her favor; or

     (B)   in case of:

           (i)   settlement;

           (ii)  final judgment against him or her; or

           (iii) final judgment in his or her favor, other than on the merits,

           if a majority of the disinterested directors of the Holding Company determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Holding Company or its shareholders.

However, no indemnification shall be made unless the Holding Company gives the OTS at least sixty (60) days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Holding Company in writing, within such notice period, of his or her objection thereto.

     Section 4. Insurance. The Holding Company may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Holding Company may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Section 5. Payment of expenses. If a majority of the directors of the Holding Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Holding Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Holding Company. Before making advance payment of expenses under this Section 5, the Holding Company shall obtain an agreement that the Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     Section 6. Exclusiveness of provisions. The Holding Company shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XII.

     Section 7.  Statutory Limitations. The indemnification provided for in
Section 2 of this Article XII is subject to and qualified by 12 U.S.C. section 1821(k).

             ARTICLE XIII - Reliance upon Books, Reports and Records

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Holding Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Holding Company and upon such information, opinions, reports or statements presented to the Holding Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Holding Company.

                                                                       Exhibit C

                         ENFIELD MUTUAL HOLDING COMPANY

                                     CHARTER

     Section 1. Corporate Title. The name of the mutual holding company is Enfield Mutual Holding Company (the "Mutual Holding Company").

     Section 2. Duration. The duration of the Mutual Holding Company is perpetual.

     Section 3. Purpose and Powers. The purpose of the Mutual Holding Company is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and the laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

     Section 4. Capital. The Mutual Holding Company shall have no capital stock.

     Section 5. Members. All holders of Enfield Federal Savings and Loan Association's (the "Savings Association") savings, demand, or other authorized accounts are members of the Mutual Holding Company. In the consideration of all questions requiring action by the members of the Mutual Holding Company, each holder of an account in the Savings Association shall be permitted to cast one vote for each one hundred dollars ($100), or fraction thereof, of the withdrawal value of the member's account. In addition, borrowers from the Savings Association, as of November 19, 1986, shall be entitled to one vote for the period of time during which such borrowings are in existence. No member, however, shall cast more than one thousand (1,000) votes. Voting may be by proxy, which is subject to the rules and regulations of the Board. Any number of members present and voting represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question. All accounts shall be nonassessable.

     Section 6. Directors. The Mutual Holding Company shall be under the direction of a Board of Directors. The authorized number of directors shall not be fewer than five (5) nor more than fifteen (15), as fixed in the Mutual Holding Company's bylaws, except that the number of directors may be increased to a number greater than fifteen (15), or decreased to a number less than five
(5) with the prior approval of the Director of the OTS or his or her delegate. Directors shall be elected for periods of three (3) years and until their successors are elected and qualified, except that provision shall be made for the election of approximately one-third of the Board each year.

     Section 7. Capital, Surplus, and Distribution of Earnings. The Mutual Holding Company shall maintain for the purpose of meeting losses the amount of general reserves that the Board requires by regulation; such reserves shall include the reserve required for insurance of accounts. Any losses may be charged against general reserves. The Mutual Holding Company shall distribute net earnings to account holders of the Savings Association on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Board; provided, that the Mutual Holding Company may establish minimum-balance requirements for accounts to be eligible for distribution of earnings.

     All holders of accounts of the Savings Association shall be entitled to equal distribution of the assets of the Mutual Holding Company, pro rata to the value of their accounts in the Savings Association, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Mutual Holding Company.

     Moreover, in any such event, or in any other situation in which the priority of such accounts is in controversy, all such accounts shall, to the extent of their withdrawal value, be debts of the Mutual Holding Company having the same priority as the claims of general creditors of the Mutual Holding Company not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Mutual Holding Company.

     Section 8. Amendment. Adoption of any preapproved charter amendment shall be effective after such preapproved amendment has been approved by the members at a legal meeting. Any other amendment, addition, change, or repeal of this charter must be approved by the OTS prior to approval by the members at a legal meeting, and shall be effective upon filing with the OTS in accordance with regulatory procedures.


                                       ENFIELD MUTUAL HOLDING COMPANY


Attest:__________________________      By:_____________________________________
         [________________]               David J. O'Connor
         Secretary                        President and Chief Executive Officer


                                       OFFICE OF THRIFT SUPERVISION


Attest:_________________________       By:_____________________________________
         Secretary of the Office          Director of the Office of Thrift
         of Thrift Supervision            Supervision


Effective Date:__________________

                         ENFIELD MUTUAL HOLDING COMPANY

                                     Bylaws

     Section 1. Annual Meeting of Members. The annual meeting of the members of Enfield Mutual Holding Company (the "Mutual Holding Company") for the election of directors and for the transaction of any other business of the Mutual Holding Company shall be held, as designated by the Board of Directors, within the state that constitutes the principal place of business of the Mutual Holding Company, or at any convenient place that the Board of Directors may designate, at 1:00 p.m., local time, on the third Wednesday in July of each calendar year, if not a legal holiday, or if a legal holiday, then on the next succeeding day not a legal holiday. The annual meeting may be held at such other times on such day as the Board of Directors may determine. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Holding Company and of its progress for the preceding year and shall outline a program for the succeeding year.

     Section 2. Special Meetings of Members. Special meetings of the members of the Mutual Holding Company may be called at any time by the president or the Board of Directors and shall be called by the president, a vice president, or the secretary upon the written request of members of record, holding in the aggregate at least one-tenth of the capital of the Mutual Holding Company. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Holding Company addressed to the president. For purposes of this section, "voting capital" means FDIC-insured deposits as of the voting record date. Annual or special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or any set of written procedures agreed to by the Board of Directors.

     Section 3. Notice of Meeting of Members.

     (a) Notice of each annual meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such annual meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Holding Company is located, or mailed postage prepaid at least fifteen (15) days and not more than forty-five (45) days prior to the date on which such annual meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Holding Company. Such notice shall state the name of the Mutual Holding Company, the place of the annual meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of the Mutual Holding Company during the fourteen (14) days immediately preceding the date on which such annual meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any annual meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for thirty (30) days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

     (b) Notice of each special meeting shall be either published once a week for the two consecutive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such special meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual

Holding Company is located, or mailed postage prepaid at least fifteen (15) days and not more than forty-five (45) days prior to the date on which such special meeting shall convene to each of its members of record at the member's last address appearing on the books of the Mutual Holding Company. Such notice shall state the name of the Mutual Holding Company, the purpose(s) for which the meeting is called and matters to be considered, the place of the special meeting and the date and time when it shall convene. A similar notice shall be posted in a conspicuous place in each of the offices of the Mutual Holding Company during the fourteen (14) days immediately preceding the date on which such special meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any special meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for thirty (30) days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

     Section 4. Fixing of Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the Board of Directors shall fix in advance a record date for any such determination of members. Such date shall be not more than sixty (60) days nor fewer than ten (10) days prior to the date on which the action, requiring such determination of members, is to be taken. The members entitled to participate in any such action shall be the members of record on the books of the Mutual Holding Company on such record date. The number of votes that each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Holding Company as of such record date. Any member as of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

     Section 5. Member Quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

     Section 6. Voting by Proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision ("OTS"), provided that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Holding Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven (11) months or solicited at the expense of the Mutual Holding Company must run to the Board of Directors as a whole, or to a committee appointed by a majority of such Board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer of such accounts into a trustee name. Accounts held in trust of an IRA or Keogh Account, however, may be voted by the association if no other instructions are received.

Joint accounts shall be entitled to no more than one thousand (1,000) votes, and any owner may cast all the votes unless the association has otherwise been notified in writing.

     Section 7. Communication Between Members. Communication between members shall be subject to any applicable rules or regulations of the OTS. No member, however, shall have the right to inspect or copy any portion of any books or records of a Federal mutual association containing: (i) a list of depositors in or borrowers from such association; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

     Section 8. Number of Directors; Age Limitation. The Board of Directors shall consist of eight (8) members and shall be divided into three (3) classes as nearly equal in number as possible. Each director shall be a member of the Mutual Holding Company. The members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. One (1) class shall be elected by ballot annually.

     No person seventy (70) years of age or older shall be eligible for election, reelection, appointment, or reappointment to the Board of the Mutual Holding Company, and no director shall serve as such beyond the annual meeting of the Mutual Holding Company immediately following the director attaining seventy (70) years of age; provided that the age limitations set forth in this
Section 8 shall not apply to any director who was a director of the Mutual Holding Company as of the effective date of these Bylaws. The age limitations shall not apply to an advisory director.

     Section 9. Meetings of the Board. The Board of Directors shall meet regularly without notice at the principal place of business of the Mutual Holding Company at least once each calendar quarter at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the Board of Directors may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman or of three directors. All special meetings shall be held upon at least twenty-four (24) hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Action may be taken without a meeting if unanimous written consent is obtained for such action. The Board of Directors may also permit telephonic participation at meetings. The meetings shall be under the direction of a chairman, appointed annually by the Board, or in the absence of the chairman, the meetings shall be under the direction of the president.

     Section 10. Officers, Employees and Agents. Annually at the meeting of the Board of Directors of the Mutual Holding Company following the annual meeting of the members of the Mutual Holding Company, the Board of Directors shall elect a president, one or more vice presidents, a secretary, and treasurer or comptroller; provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer. The Board of Directors may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until their respective successors are elected and qualified; but any officer may be removed at any time by the Board of

Directors with or without cause, but such removals other than for cause shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

     Any indemnification by the Mutual Holding Company of the Mutual Holding Company's personnel is subject to any applicable rules or regulations of the OTS.

     Section 11. Vacancies, Resignation, or Removal of Directors. Members of the Mutual Holding Company shall elect directors by ballot; provided that in the event of a vacancy on the Board of Directors between meetings of members, the Board of Directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the Mutual Holding Company delivered to the secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt by the secretary. More than three (3) consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     At a meeting of members called expressly for that purpose, directors or the entire Board of Directors may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 12. Powers of the Board. The Board of Directors shall have the power:

     (a) by resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the Board of Directors between the meetings of the Board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the Mutual Holding Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

     (b) to appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

     (c) to fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause; and

     (d) to exercise any and all of the powers of the Mutual Holding Company not expressly reserved by the charter to the members.

     Section 13. Execution of Instruments, Generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Holding Company or any one of them and in such manner as from time to time may be determined by resolution of the Board of Directors. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Holding Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Holding Company and in such manner as the Board of Directors may from time to time determine. Endorsements for deposit to the credit of the Mutual Holding Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Holding Company may be executed and delivered from time to time on behalf of the Mutual Holding Company by the president or a vice president and the secretary or an assistant secretary of the Mutual Holding Company or by any other persons so authorized by the Board of Directors.

     Section 14. Nominating Committee. The chairman, at least thirty (30) days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Holding Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least fifteen (15) days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Holding Company at least ten (10) days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least fifteen (15) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

     Section 15. New Business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Holding Company, shall be stated in writing and filed with the secretary of the Mutual Holding Company at least thirty (30) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary thirty (30) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least thirty (30) days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.